UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 6, 2009
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amendment to GM Advance Agreement
On August 6, 2009, Delphi Corporation (“Delphi” or the “Company”) entered into a further amendment (the “Sixth Amendment”) to its existing liquidity agreement (the “GM Advance Agreement”) between Delphi and General Motors Company (as assignee of Motors Liquidation Company, formerly known as General Motors Corporation) ( “GM”). As set forth more fully below, the effect of the Sixth Amendment was to extend the deadline for Delphi to satisfy certain milestones, which if not met, would prevent Delphi from continued access to the facility.
As previously reported, the GM Advance Agreement was amended and restated on June 1, 2009 to provide Delphi with an additional $250 million credit facility (the “Tranche C Facility”), subject to Delphi’s continued satisfaction of certain conditions and milestones. For a complete description of the terms of the GM Advance Agreement as so amended and restated prior to the First and Second Amendments, see Delphi’s Current Reports on Form 8-K filed June 18, 2009, July 30, 2009, July 30, 2009, August 3, 2009 and August 5, 2009 and Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008. The following description of the terms of the Sixth Amendment is qualified by reference to the full text of the amendment, a copy of which is filed as Exhibit 99(a) to this report and incorporated by reference herein.
Delphi’s continued ability to request advances under the Tranche C Facility is conditioned on progress in achieving the transactions contemplated by the confirmed First Amended Joint Plan Reorganization as modified (as further modified, amended and supplemented, the “Modified Plan”), as filed with the United States (“U.S.”) Bankruptcy Court for the Southern District of New York (the “Court”) on June 16, 2009. Specifically, prior to the Sixth Amendment, the ability of Delphi to request advances on or after August 6, 2009 was conditioned on the entry by the Court of an order, in form and substance reasonably acceptable to GM, approving the Modified Plan or an implementation agreement pursuant to which the parties to the Master Disposition Agreement, dated June 1, 2009, as revised and amended, among Delphi, GM Components Holdings, LLC, GM and Parnassus Holdings II, LLC, would perform their obligations thereunder pursuant to Section 363 of the Bankruptcy Code, independent of and not pursuant to or contingent on the effectiveness of the Modified Plan. The Sixth Amendment extends the August 6, 2009 date until 8:00 p.m. (Eastern time) on August 7, 2009. All other terms of the GM Advance Agreement remain in effect.
Amendment to Accommodation Agreement
On August 6, 2009, Delphi entered into a further amendment (the “Twenty-Fifth Amendment”), to its accommodation agreement (as previously amended and supplemented through the date hereof, the “Accommodation Agreement”), with the lenders under its existing debtor-in-possession financing agreement (the “Amended and Restated DIP Credit Facility”), consisting of a $1.1 billion first priority revolving credit facility (the “Tranche A Facility”), a $500 million first priority term loan (the “Tranche B Term Loan”) and a $2.75 billion second priority term loan (the “Tranche C Term Loan”). The effect of the Twenty-Fifth Amendment is to extend the term of the Accommodation Agreement to 8:00 p.m. (Eastern time) on August 7, 2009. The following description of the Twenty-Fifth Amendment is qualified in its entirety by the text of such amendment, a copy of which is filed as Exhibit 99(b) to this report and incorporated by reference herein. A description of the material terms of the Accommodation Agreement prior to such modifications is set forth in Delphi’s Current Reports on Form 8-K filed with the United States Securities and Exchange Commission on March 31, 2009, as amended on April 1, 2009 solely for the purposes of adding an exhibit, April 3, 2009, as amended on April 7, 2009 solely for the purposes of adding another exhibit, April 23, 2009, May 8, 2009, June 2, 2009, June 9, 2009, June 18, 2009, June 22, 2009, June 24, 2009, July 1, 2009, July 8, 2009, July 13, 2009, July 20, 2009, July 22, 2009, July 30, 2009, July 30, 2009, August 3, 2009 and August 5, 2009 (the “Original Forms 8-K”), which descriptions are incorporated herein by reference.
Pursuant to the Accommodation Agreement, as in effect through the Twenty-Fourth Amendment (the “Prior Accommodation Agreement”), the lenders agreed, among other things, to allow Delphi to continue using the proceeds of the Amended and Restated DIP Credit Facility and to forbear from the exercise of certain default-related remedies, in each case until August 6, 2009, subject to the continued satisfaction by Delphi of a number of covenants and conditions, the Twenty-Fifth Amendment further extends that date until 8:00 p.m. (Eastern time) on August 7, 2009. There currently remains approximately $230 million outstanding under the Tranche A Facility, $311 million outstanding under the Tranche B Term Loan and $2.75 billion outstanding under the Tranche C Term Loan under the Amended and Restated DIP Credit Facility.
The remaining provisions in the Accommodation Agreement are materially unchanged. For information regarding the current terms of the Accommodation Agreement, as modified, which is not otherwise set forth in this Current Report on Form 8-K, including the covenants and conditions of the lenders’ continued forbearance from exercising remedies through the accommodation period and including the ability to access certain cash collateral accounts, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”), including the exhibits to the Annual Report, and the Original Forms 8-K.

Although Delphi is currently in compliance with the terms of the Accommodation Agreement (after giving effect to the Twenty-Fifth Amendment), Delphi’s continued compliance and access to sufficient liquidity to fund its working capital requirements and operations is dependent on a number of factors including Delphi remaining in compliance with the provisions of the GM Advance Agreement and administrative creditors, including its suppliers, continuing to provide services and goods on customary payment terms.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the liquidity support agreements with GM, its debtor-in-possession financing facility and the related accommodation agreement, and to obtain an extension of term or other amendments as necessary to maintain access to such liquidity support agreements and facility; the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, and to consummate the Modified Plan or any subsequently filed plan of reorganization and to consummate such plan or other consensual resolution of Delphi’s Chapter 11 cases; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the Modified Plan as filed with the bankruptcy court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Annual, including the risk factors in Part I. Item 1A. Risk Factors contained therein and in Part II. Item 1A. Risk Factors in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Indeed, under the Modified Plan confirmed by the Court on July 30, 2009, holders of Delphi’s common stock will receive no value.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits. The following exhibits are being filed as part of this report.

Exhibit
Number	Description
99 (a)	Sixth Amendment to Amended and Restated GM-Delphi Agreement, dated as of August 6, 2009

99 (b)	Twenty-Fifth Amendment to the Accommodation Agreement and Sixth Amendment to the Credit Agreement, dated as of August 6, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: August 7, 2009
By: /s/ Thomas S. Timko
Thomas S. Timko,
Chief Accounting Officer and Controller